Rule 424(b)(3)
                                                              File No. 333-32429


                 PROSPECTUS SUPPLEMENT DATED SEPTEMBER 1, 1998,
                        TO PROSPECTUS DATED JULY 24, 1998

                                10,109,290 SHARES

                             ITHACA INDUSTRIES, INC.
                     COMMON STOCK (PAR VALUE $.01 PER SHARE)


         This Prospectus Supplement is intended to be read in conjunction with the Prospectus dated July 24, 1998.

                              ---------------------

         Attached hereto is the Current Report on Form 8-K for Ithaca Industries, Inc. (the "Company").

                              ---------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                  BY THE SECURITIES AND EXCHANGE COMMISSION OR
                   ANY STATE SECURITIES COMMISSION NOR HAS THE
                    SECURITIES AND EXCHANGE COMMISSION OR ANY
                     STATE SECURITIES COMMISSION PASSED UPON
                        THE ACCURACY OR ADEQUACY OF THIS
                         PROSPECTUS. ANY REPRESENTATION
                              TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                              ---------------------

                The date of this Supplement is September 1, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 19, 1998


                             ITHACA INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


    Delaware                        000-22385                   56-1385842
--------------------------------------------------------------------------------
(State or other                    (Commission                 (IRS Employer
 jurisdiction of                    File Number)             Identification No.)
 incorporation)


Highway 268 West, P.O. Box 620, Wilkesboro, North Carolina            28697
--------------------------------------------------------------------------------
        (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code  (336) 667-5231

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On August 19, 1998, the Board of Directors of Ithaca Industries, Inc. (the "Company" or the "Registrant"), on the recommendation of the Company's audit committee, approved the engagement of PricewaterhouseCoopers L.L.P. as its principal independent accountant to audit its financial statements and approved the dismissal of KPMG Peat Marwick LLP ("KPMG") as its independent accountant.

         KPMG's reports on the Registrant's financial statements for the past two fiscal years have neither contained an adverse opinion, a disclaimer of opinion nor a qualification or modification as to uncertainty, audit scope or accounting principles. There has been no disagreement, during or subsequent to the Registrant's past two fiscal years, between the Registrant and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to their satisfaction, would have caused KPMG to make reference to the subject matter of such disagreement in connection with its report.

         At no time during the past two fiscal years and subsequent period did KPMG advise the Company: (i) that the internal controls necessary for the Registrant to develop reliable financial statements do not exist; (ii) that information has come to KPMG's attention that has led it to no longer be able to rely on the Company's representations or that has made KPMG unwilling to be associated with the financial statements prepared by the Company; (iii)(1) the need to expand significantly the scope of KPMG's audit or that information has come to its attention, that if further investigated, may (a) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements issued or to be issued or (b) cause it to be unwilling to rely on the Company's representations or be associated with the Company's financial statements and (2) that due to its dismissal it did not expand the scope of its audit or conduct further investigation; or (iv)(1) that information has come to KPMG's attention that materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements or (b) the financial statements to be issued and (2) due to its dismissal the issue has not been resolved to KPMG's satisfaction.

         At no time during the past two fiscal years or any subsequent period did the Registrant consult with PricewaterhouseCoopers L.L.P. regarding either the application of accounting principles to a specified transaction or the type of audit opinion which might be rendered on the Company's financial statements or any matter of the sort described above with reference to KPMG.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBITS

         Exhibit Number                        Description
         --------------                        -----------
               16 Letter from KPMG Peat Marwick LLP (to be filed separately within two business days of its receipt from KPMG)

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ITHACA INDUSTRIES, INC.


Date: August 21, 1998                       By: /s/ Richard P. Thrush
                                            -------------------------
                                            Richard P. Thrush
                                            Senior Vice President - Finance and
                                            Administration, Chief Accounting
                                            and Principal Financial Officer

                                  EXHIBIT INDEX


         Exhibit Number                        Description
         --------------                        -----------
               16 Letter from KPMG Peat Marwick LLP (to be filed separately within two business days of its receipt from KPMG)